UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 21, 2004
Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada (Address of principal executive offices)		89119 (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item  5.      Other Events and Required FD Disclosure.

On June 21, 2004, the Registrant issued a press release relating to the payment of a purchase price adjustment for the Bluffs Run Casino.

For additional information concerning the foregoing, a copy of a press release dated June 21, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

(c)        Exhibits

99.1         Press Release dated June 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: June 21, 2004	By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated June 21, 2004.